Exhibit 99.1

Brookline Bancorp Announces 2007 Fourth Quarter and Annual Earnings and Dividend Declarations

BROOKLINE, Mass.--(BUSINESS WIRE)--Brookline Bancorp, Inc. (the “Company”) (NASDAQ:BRKL) announced today its earnings for the 2007 fourth quarter and year and approval by its Board of Directors of a regular quarterly dividend of $0.085 per share and an extra dividend of $0.20 per share payable February 15, 2008 to stockholders of record on February 1, 2008.

The Company earned $3,700,000, or $0.06 per share on a basic and diluted basis, for the quarter ended December 31, 2007 compared to $5,377,000, or $0.09 per share on a basic and diluted basis, for the quarter ended December 31, 2006. (Net income for the 2007 third quarter was $4,249,000, or $0.07 per share on a basic and diluted basis.) Net income for the year ended December 31, 2007 was $17,742,000 or $0.30 per share on a basic and diluted basis, compared to $20,812,000, or $0.34 per share on a basic and diluted basis, for the year ended December 31, 2006. Earnings for the year 2006 include the operating results of Eastern Funding LLC (“Eastern”) since April 2006, the date the Company acquired a controlling interest in Eastern. After-tax gains on the sale of securities included in year 2007 and year 2006 net income were $30,000 and $358,000, respectively. The decline in both quarterly and annual net income was attributable primarily to higher provisions for credit losses.

The provision for credit losses was $3,022,000 in the 2007 fourth quarter compared to $129,000 in the 2006 fourth quarter and $6,882,000 in the year 2007 compared to $2,549,000 in the 2006 year. The provision is comprised of amounts relating to the indirect automobile loan (“auto”) portfolio, the Eastern loan portfolio and the remainder of the Company’s loan portfolio.

The amounts provided for the auto portfolio in the 2007 and 2006 fourth quarters were $2,462,000 and $744,000, respectively, and $5,474,000 and $3,098,000, respectively, in the years 2007 and 2006. (The amount provided in the 2007 third quarter was $1,389,000.) The increases were due primarily to higher charge-offs and, in part, to portfolio growth. The auto portfolio grew from $459 million at the end of 2005 to $540 million at the end of 2006 and to $606 million at September 30, 2007, but declined to $594 million at December 31, 2007. The decline in the 2007 fourth quarter resulted from a combination of weaker sales within the auto industry and the decision by the Company to impose tighter underwriting criteria in light of deteriorating economic conditions. The Company expects shrinkage in the auto portfolio during at least the first and second quarter of 2008 in a range similar to that experienced in the 2007 fourth quarter. The extent and duration of shrinkage will depend primarily on how the economy performs.

Auto net charge-offs rose from $1,839,000 (0.36% of average loan balances outstanding) in the year 2006 to $3,989,000 (0.68%) in the year 2007 and from $1,232,000 (0.82% on an annualized basis) in the 2007 third quarter to $1,462,000 (0.97% on an annualized basis) in the 2007 fourth quarter. Loans delinquent 30 days or more rose from $7.1 million (1.31% of the auto portfolio) at the end of 2006 to $7.4 million (1.23%) at September 30, 2007 and $11.7 million (1.97%) at the end of 2007. The rise in net charge-offs and delinquencies is due primarily to economic pressures affecting the ability of consumers to service their debt. The higher charge-offs were also attributable to larger losses per repossessed vehicle resulting from weaker demand. Based on these rising trends, the 2007 fourth quarter auto provision was set at $1,000,000 over the net charge-offs incurred. As a result, the allowance for loan losses related to the auto portfolio increased from $4,662,000 (0.77% of total loans) at September 30, 2007 to $5,662,000 (0.95%) at December 31, 2007. At year end, the weighted average credit score of all borrowers in the auto portfolio was 728 and the total amount owed by borrowers with credit scores below 660 equaled 11.3% of the portfolio. Of the total loans originated in the 2007 fourth quarter, only 7.2% were to borrowers with credit scores below 660.

The provisions for loan losses related to the Eastern portfolio in the 2007 and 2006 fourth quarters were $410,000 and $435,000, respectively, $1,233,000 in the 2007 year and $851,000 in the nine month period ended December 31, 2006. Net charge-offs in the year 2007 were $1,101,000, or 0.82% of average loans outstanding. Net charge-offs in the 2006 nine month period were $515,000. Eastern’s loans delinquent 30 days or more increased from $1.4 million (1.13% of total loans) at December 31, 2006 to $3.4 million (2.44%) at September 30, 2007, but declined to $2.7 million (1.91%) at December 31, 2007. The allowance for loan losses related to Eastern’s loans was $2,427,000, or 1.80% of loans outstanding at December 31, 2007 (excluding $6.6 million of seasoned loans purchased at the end of the 2007 second quarter). Despite a much lower rate of charge-off experience, the allowance has been maintained at 1.80% throughout 2007 and 2006 in recognition of the higher risk exposure associated with Eastern’s loans. The higher risk exposure is the reason why the rates charged on the loans are significantly above those on other segments of the Company’s loan portfolio. The average rate earned on Eastern’s loans in the year 2007 was 10.58%.

The remainder of the Company’s loan portfolio at December 31, 2007 was comprised primarily of mortgage loans ($1.09 billion) and commercial loans ($154 million) less unadvanced funds on those loans ($115 million). These parts of the Company’s loan portfolio grew by $14.4 million in the 2007 fourth quarter and $59.7 million in the year 2007. The provision for loan losses was $150,000 in the 2007 fourth quarter and $175,000 for the year 2007.

Credits to the provision for loan losses of $1,050,000 and $1,400,000 were taken to income in the 2006 fourth quarter and 2006 year, respectively. The credits resulted from reductions in outstanding loans through pay downs (including loans classified as higher credit risk loans) and a reduction in the reserve factor applied to the multi-family mortgage loan portfolio from 1.25% to 1.00%. That change was made after consideration of a number of factors including loss experience, pay down of the portfolio and market conditions.

The only charge-offs of mortgage loans and commercial loans in the 2007 fourth quarter and year were $165,000 of residential mortgage loans and, in the year 2006, $65,000 of residential mortgage loans. At December 31, 2007, there were no commercial real estate or construction mortgage loans delinquent 30 days or more and only one commercial loan ($253,000) and two borrowers with residential mortgage and home equity loans ($252,000) were delinquent 30 days or more. The Company has not been an originator of option adjustable rate or “no documentation” mortgage loans and the portfolio does not include any mortgage loans that the Company classifies as sub-prime.

Interest rate spread declined from 2.14% in the year 2006 to 2.12% in the year 2007, but net interest margin improved in those years from 3.13% to 3.16%. In comparing the 2007 third quarter to the 2007 fourth quarter, interest rate spread declined from 2.14% to 2.12% and net interest margin declined from 3.16% to 3.12%. The decline in net interest margin was due to the $12.8 million reduction in stockholders’ equity resulting primarily from repurchases of the Company’s common stock.

Interest rate spread and net interest margin are greatly influenced by the rate setting actions of the Federal Reserve and rates offered for loans and deposits by competitors. While the Federal Reserve has lowered the rate for overnight federal fund borrowings between banks from 5.25% in September 2007 to 4.25% in December 2007, deposit costs have significantly lagged the decline in the federal funds rate due to continued intense competition for deposits. Meaningful improvement in interest rate spread and net interest margin will continue to depend on better alignment of interest rates in the market place.

Excluding securities gains, the increases in non-interest income in the 2007 fourth quarter and year compared to the same periods for 2006 were due primarily to higher deposit service and loan fees, including fees from prepayment of loans.

Non-interest expenses in the 2007 fourth quarter were $9.7 million, or 2.1% higher than expenses in the 2006 fourth quarter, and $663,000, or 6.4% lower than expenses in the 2007 third quarter. The decline in the fourth quarter was due primarily to a reduction in bonuses earned and expenses for vested restricted stock awards, marketing and other miscellaneous items. Non-interest expenses in the year 2007 were $40.2 million, or 9.0% higher than expenses in the year 2006, due primarily to the inclusion of Eastern’s operations for only nine months in 2006, higher legal fees related to a purported class action complaint filed on February 28, 2007, other fees for professional services and higher costs for loan collections and auto repossessions.

During the 2007 fourth quarter, the Company repurchased 1,410,722 shares of its common stock at a total cost of $13,920,000, or $9.87 per share including transaction costs. For the year 2007, the Company repurchased 3,928,022 of its shares at a total cost of $43,590,000, or $11.10 per share including transaction costs. Based on a prior approval and after consideration of the shares repurchased, management was authorized to repurchase 2,344,510 shares as of December 31, 2007. On January 17, 2008, the Board of Directors increased that authorization by an additional 2,500,000 shares.

In addition to approving payment of the regular quarterly dividend of $0.085 per share, the Board of Directors approved payment of an extra dividend of $0.20 per share payable on February 15, 2008 to stockholders of record on February 1, 2008. While the Board of Directors has returned excess capital to stockholders through payment of semi-annual extra dividends totaling $2.00 per share since August 2003, future payments and the magnitude of any such payments will be considered in light of changing opportunities to deploy capital effectively, including the repurchase of the Company’s common stock and expansion of the Company’s business through acquisitions.

The above text contains statements about future events that constitute forward-looking statements. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES Consolidated Balance Sheets (In thousands except share data)

	December 31,	September 30,	December 31,
	2007	2007	2006
ASSETS
Cash and due from banks	$17,699	$15,665	$18,237
Short-term investments	135,925	130,254	134,417
Securities available for sale	284,051	265,424	335,246
Securities held to maturity (market value of $199, $203 and $242, respectively)	189	195	233
Restricted equity securities	28,143	26,563	28,567
Loans	1,890,896	1,892,087	1,792,062
Allowance for loan losses	(24,445)	(23,461)	(23,024)
Net loans	1,866,451	1,868,626	1,769,038
Accrued interest receivable	9,623	9,897	10,310
Bank premises and equipment, net	9,045	9,267	9,335
Deferred tax asset	10,849	10,936	11,036
Prepaid income taxes	2,105	1,089	1,801
Goodwill	42,545	42,545	42,545
Identified intangible assets, net of accumulated amortization of $6,618, $6,115 and $4,604, respectively	6,334	6,837	8,348
Other assets	5,551	4,608	3,927
Total assets	$2,418,510	$2,391,906	$2,373,040

LIABILITIES AND STOCKHOLDERS’ EQUITY
Retail deposits	$1,250,337	$1,244,642	$1,210,206
Brokered deposits	67,904	67,991	78,060
Borrowed funds	548,015	512,019	463,806
Subordinated debt	7,008	7,024	12,092
Mortgagors’ escrow accounts	5,051	5,429	5,114
Accrued expenses and other liabilities	20,116	21,997	19,494
Total liabilities	1,898,431	1,859,102	1,788,772

Minority interest in subsidiary	1,371	1,321	1,375

Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	-	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 63,331,632 shares, 63,264,210 shares and 62,989,384 shares issued, respectively	633	633	630
Additional paid-in capital	513,949	511,758	508,248
Retained earnings, partially restricted	68,875	70,109	96,229
Accumulated other comprehensive income (loss)	121	7	(640)
Treasury stock, at cost - 5,333,633 shares, 3,922,911 shares and 1,405,611 shares, respectively	(61,735)	(47,815)	(18,144)
Unallocated common stock held by ESOP – 574,974 shares, 588,500 shares and 629,081 shares, respectively	(3,135)	(3,209)	(3,430)
Total stockholders’ equity	518,708	531,483	582,893

Total liabilities and stockholders’ equity	$2,418,510	$2,391,906	$2,373,040
BROOKLINE BANCORP, INC. AND SUBSIDIARIES Consolidated Statements of Income (In thousands except share data)

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006

Interest income:
Loans	$31,868	$29,388	$123,050	$110,744
Debt securities	3,228	3,927	13,910	14,960
Short-term investments	1,455	1,464	6,697	5,338
Restricted equity securities	425	411	1,778	1,484
Marketable equity securities	58	30	107	124
Total interest income	37,034	35,220	145,542	132,650

Interest expense:
Deposits	11,714	10,421	45,046	35,775
Brokered deposits	921	1,057	4,013	2,663
Borrowed funds	6,366	5,815	23,737	23,127
Subordinated debt	136	239	666	906
Total interest expense	19,137	17,532	73,462	62,471

Net interest income	17,897	17,688	72,080	70,179
Provision for credit losses	3,022	129	6,882	2,549
Net interest income after provision for credit losses	14,875	17,559	65,198	67,630

Non-interest income:
Fees and charges	1,031	901	4,248	3,264
Gains on securities, net	47	-	47	558
Earnings from equity interest in other investment	-	-	-	1
Other income	8	1	48	27
Total non-interest income	1,086	902	4,343	3,850

Non-interest expense:
Compensation and employee benefits	4,811	4,843	20,523	19,305
Occupancy	844	829	3,389	3,225
Equipment and data processing	1,779	1,539	6,652	6,017
Professional services	473	481	1,950	1,488
Advertising and marketing	223	270	1,036	1,019
Amortization of identified intangibles	503	569	2,014	2,234
Other	1,099	1,004	4,619	3,581
Total non-interest expense	9,732	9,535	40,183	36,869

Income before income taxes and minority interest	6,229	8,926	29,358	34,611
Provision for income taxes	2,479	3,505	11,411	13,614
Net income before minority interest	3,750	5,421	17,947	20,997

Minority interest in earnings of subsidiary	50	44	205	185
Net income	$3,700	$5,377	$17,742	$20,812

Earnings per common share:
Basic	$0.06	$0.09	$0.30	$0.34
Diluted	0.06	0.09	0.30	0.34

Weighted average common shares outstanding during the period:
Basic	57,764,559	60,416,768	59,137,249	60,369,558
Diluted	58,164,852	61,098,544	59,668,344	61,073,491
BROOKLINE BANCORP, INC. AND SUBSIDIARIES Average Yields / Costs

	Three months ended December 31,
	2007			2006
	Average balance	Interest (1)	Average yield/ cost	Average balance	Interest (1)	Average yield/ cost
	(Dollars in thousands)
Assets
Interest-earning assets:
Short-term investments	$121,031	$1,455	4.77%	$111,987	$1,464	5.19%
Debt securities (2)	263,117	3,314	5.04	345,533	4,016	4.65
Equity securities (2)	30,910	505	6.49	31,231	453	5.75
Mortgage loans (3)	1,034,795	16,326	6.31	1,047,249	16,905	6.46
Commercial loans -Eastern Funding (3)	141,593	3,635	10.27	127,057	3,478	10.86
Other commercial loans (3)	102,791	1,748	6.80	68,782	1,223	7.11
Indirect automobile loans (3)	620,002	10,091	6.46	549,190	7,718	5.58
Other consumer loans (3)	3,642	68	7.47	3,154	64	8.12
Total interest-earning assets	2,317,881	37,142	6.39%	2,284,183	35,321	6.17%
Allowance for loan losses	(23,611)			(25,075)
Non-interest earning assets	98,925			101,759
Total assets	$2,393,195			$2,360,867

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	$80,560	55	0.27%	$86,509	56	0.26%
Savings accounts	87,444	348	1.58	102,957	436	1.68
Money market savings accounts	218,418	1,619	2.94	208,001	1,380	2.63
Retail certificates of deposit	790,824	9,692	4.86	729,388	8,549	4.65
Total retail deposits	1,177,246	11,714	3.95	1,126,855	10,421	3.67
Brokered certificates of deposit	67,913	921	5.38	78,078	1,057	5.37
Total deposits	1,245,159	12,635	4.03	1,204,933	11,478	3.78
Borrowed funds	526,087	6,366	4.74	476,538	5,815	4.77
Subordinated debt	7,018	136	7.58	12,112	239	7.72
Total interest bearing liabilities	1,778,264	19,137	4.27%	1,693,583	17,532	4.11%
Non-interest-bearing demand checking accounts	63,639			62,295
Other liabilities	26,594			24,000
Total liabilities	1,868,497			1,779,878
Stockholders’ equity	524,698			580,989
Total liabilities and stock- holders’ equity	$2,393,195			$2,360,867
Net interest income (tax equivalent basis)/ interest rate spread (4)		18,005	2.12%		17,789	2.06%
Less adjustment of tax exempt income		108			101
Net interest income		$17,897			$17,688
Net interest margin (5)			3.12%			3.12%

(1) Tax exempt income on equity securities and municipal bonds is included on a tax equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3) Loans on non-accrual status are included in average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.
BROOKLINE BANCORP, INC. AND SUBSIDIARIES Selected Financial Ratios and Other Data

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006

Performance Ratios (annualized):
Return on average assets	0.62%	0.91%	0.75%	0.89%
Return on average stockholders' equity	2.82%	3.70%	3.23%	3.53%
Interest rate spread	2.12%	2.06%	2.12%	2.14%
Net interest margin	3.12%	3.12%	3.16%	3.13%

Dividends paid per share during period	$0.085	$0.085	$0.74	$0.74
	At	At	At
	December 31,	September 30,	December 31,
	2007	2007	2006
	(dollars in thousands except per share data)
Capital Ratio:
Stockholders equity to total assets	21.45%	22.22%	24.56%
Tangible stockholders’ equity to total assets	19.83%	20.58%	22.91%

Asset Quality:
Non-accrual loans	$2,730	$3,373	$900
Non-performing assets	5,399	4,820	1,959
Allowance for loan losses	24,445	23,461	23,024
Allowance for loan losses as a percent of total loans	1.29%	1.24%	1.28%
Non-performing assets as a percent of total assets	0.22%	0.20%	0.08%

Per Share Data:
Book value per share	$8.94	$8.96	$9.47
Tangible book value per share	8.10	8.13	8.64
Market value per share	10.16	11.59	13.17

CONTACT:
Brookline Bancorp, Inc.
Paul Bechet, 617-278-6405